SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2016 (February 19, 2016)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers

Incentive bonuses
The Compensation Committee approved the payment of incentive bonuses for 2015 results. In addition, the Committee approved 2016 salaries. Mr. Mendelsohn’s 2015 bonus and 2016 salary were approved in October 2015, when Mr. Mendelsohn was named CEO.

Named Executive Officer	2015 Bonus	2016 Base Salary

Eric Mendelsohn	$150,000	$300,000
Roger Hopkins	$265,000	$295,000
Kristin S. Gaines	$340,000	$160,000
Kevin Pascoe	$320,000	$175,000
John Spaid	N/A	$160,000

Equity Grant

The Compensation Committee of NHI approved the following stock option grants for its named executive officers:

Eric Mendelsohn	75,000
Roger Hopkins	50,000
Kristi Gaines	50,000
Kevin Pascoe	50,000
John Spaid	40,000

The exercise price for each of the options other than Mr. Spaid’s will be the closing price of NHI’s common stock on February 22, 2016. Mr. Spaid’s option will be dated March 8, 2016 and will have an exercise price equal to the closing price of NHI’s common stock on that date. All of the options granted will vest 1/3 on the date of grant and 1/3 on each of the first and second anniversary of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ Roger Hopkins
Name:	Roger Hopkins
Title:	Principal Accounting Officer

Date:    February 22, 2016